SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 02/29/2004
FILE NUMBER 811-2729
SERIES NO.: 16

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $ 86,594
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Class                  $  3,410
              Personal Class                 $     97
              Cash Management Class          $ 20,383
              Reserve Class                  $     38
              Resource Class                 $  4,581

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0049
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Class                  $000.0034
              Personal Class                 $000.0022
              Cash Management Class          $000.0045
              Reserve Class                  $000.0006
              Resource Class                 $000.0039

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class           15,846,552
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Class                    734,079
              Personal Class                    46,744
              Cash Management Class          4,085,177
              Reserve Class                     70,015
              Resource Class                 1,041,091

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Class                  $  1.00
              Personal Class                 $  1.00
              Cash Management Class          $  1.00
              Reserve Class                  $  1.00
              Resource Class                 $  1.00